Two Major Grocery Customers Begin Implementation of

Park City Group’s Food & Drug Safety Technology

Park City, Utah – August 8, 2012 - Park City Group, Inc. (NYSE: AMEX: PCYG), a leader in consumer goods supply chain technology, today announced that Global Supply Chain Systems, Inc., the food and drug safety track and trace business powered by Park City Group, Inc.’s technology platform, has begun the first two implementations of its ReposiTrak™ software solution at a global grocery retailer and a major grocery wholesaler.

As previously announced, Park City Group and Leavitt Partners, an internationally-known health care and food safety consulting firm, formed Global Supply Chain Systems, Inc. to provide a targeted solution for improving supply chain visibility for food and drug safety.

“The initial response to ReposiTrak from retailers, suppliers, wholesalers and other participants in the global food and drug supply chain has been very encouraging.  The solution offers an easy to implement and cost effective way to address very real safety problems,” said Randall K. Fields, Chairman and CEO of Park City Group. “In very short order, we have progressed to the point of implementation with our first customers and have several more in the pipeline.”

Powered by Park City Group’s technology, Global Supply Chain System’s ReposiTrak solution enables grocery, supermarkets, packaged goods manufacturers, food processing facilities, drug stores and drug manufacturers, as well as logistics partners, to track and trace products and components to products throughout the food, drug and dietary supplement supply chains.  In addition, the technology addresses the market need of receiving, storing, sharing, and maintaining regulatory documentation all in one convenient location. In the unfortunate, but highly likely, event of a product recall, the solution quickly identifies the supply chain path taken by the recalled product or product component. ReposiTrak reduces risk in the supply chain by identifying backward chaining sources and forward chaining recipients of products in near real time.

Forward-Looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to Park City Group, Inc. (”Park City Group”) are intended to identify such forward-looking statements. Park City Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Park City’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

About Park City Group

Park City Group (NYSE Amex: PCYG) is a Software-as-a-Service (“SaaS”) provider that brings unique visibility to the consumer goods supply chain.  With over $100 million invested in development and 16 years of commercialization surrounding its proprietary scan based data platform, the Company’s services increase customers’ sales and profitability, while ensuring regulatory compliance for both retailers and their suppliers.  Through a process known as Consumer Driven Sales OptimizationTM, Park City Group helps retail and consumer packaged goods customers turn transactional information into actionable strategies to lower inventory, increase sales and improve efficiencies in the supply chain.  For more information, go to www.parkcitygroup.com.

About Global Supply Chain Systems

Global Supply Chain Systems, Inc. is a partnership jointly owned by Leavitt Partners and Park City Group.  The Partnership provides food retailers and suppliers with a robust solution to help protect their brands and remain in compliance with rapidly evolving regulations in the recently-passed Food Safety Modernization Act.  Powered by Park City Group’s technology, Global Supply Chain Systems’ ReposiTrak™ software solution is an internet-based technology that enables all participants in the farm-to-table supply chain to easily manage tracking and traceability requirements as products move between trading partners.

Media Contacts

Investor Contact

Ronald Margulis

Dave Mossberg

RAM Communications

Three Part Advisors, LLC

+1 908.272.3930

817.310.0051

ron@rampr.com

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